Exhibit 4.21

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as " ***** ". A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE	PAGE OF PAGES
	N/A	1	2

2.	AMENDMENT/MODIFICATION NO.	3.	EFFECTIVE DATE	4.	REQUISITION/PURCHASE REQ. NO.	5.	PROJECT NO. (If applicable)
	00009		See Block 16C

6.	ISSUED BY	CODE	27	7.	ADMINISTERED BY (If other than Item 6)	CODE

Centers for Disease Control and Prevention (CDC) Acquisition & Assistance Branch B, (PGO) 2920 Brandwine Road, Rm. 3734 Atlanta, GA 30341-5539

8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)	(Ö)	9A. AMENDMENT OF SOLICITATION NO.

Acambis, Inc. 38 Sidney Street Cambridge, MA 02139
9B. DATED (See Item 11)

10A. MODIFICATION OF CONTRACT/ORDER NO. 200-2002-00004
X
10B. DATED (See Item 13)

CODE 651	FACILITY CODE	11/28/2001

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

  The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers  is extended,  is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ______ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)
N/A

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

(Ö)	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

	B.	THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

X	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: Mutual Agreement of Both Parties

	D.	OTHER (Specify type of modification and authority)

E.	IMPORTANT: Contractor is not, is required to sign this document and return 3 copies to the issuing office.

14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The purpose of this modification is to indemnify the contractor pursuant to the memorandum of decision signed by the Secretary of HHS, dated September 25, 2003, that authorizes indemnification under Contract 200-2002-00004, awarded November 28, 2001 to produce and stockpile a new smallpox vaccine.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print)	16A. NAME OF CONTRACTING OFFICER
Roger J McAvoy, Vice President	Lorenzo J. Falgiano
Government Contracts & Legal Affairs

15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED

BY
	4 November 2003		NOV 06 2003
(Signature of person authorized to sign)		(Signature of Contracting Officer)

NSN 7540-01-152-8070		STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION UNUSABLE	30-105	Prescribed by GSA
FAR (48 CFR) 53.243

A.	The contract is hereby modified as follows:

	1.	By incorporating the indemnification clause at Federal Acquisition Regulation 52.250-1, “Indemnification Under Public Law 85-804 (APR 1984)”.

	2.	By incorporating the attached Memorandum of Decision by the Secretary of Health and Human Services dated September 25, 2003. To the extent that the Secretarial Memorandum of Decision may vary from the clause at FAR 52.250-1, the Secretarial Memorandum of Decision shall govern.

	3.	Section I-1, FAR 52.232-22, Limitation of Funds clause (APR 1984), is hereby deleted from the contract.

	4.	In the event that the U.S. Government requires the Contractor to purchase or maintain insurance with respect to any “unusually hazardous risk” associated with the “Vaccine,” as defined in and covered by the Secretarial Memorandum of Decision (Item 2 above), the Contractor shall be entitled to an equitable adjustment to the Contract Price.

Neither the contract amount nor the period of performance is changed by reason of this modification.

THE SECRETARY OF HEALTH AND HUMAN SERVICES
WASHINGTON, D.C. 20201

MEMORANDUM OF DECISION

SUBJECT: Authority under Public Law 85-804 to include an Indemnification Clause in Contract No. 200-2002-00004 with Acambis Inc. (Acambis) (formerly known as Oravax, Inc.), awarded on November 28, 2001.

Acambis Inc. (formerly know as Oravax, Inc.) has requested that the Department of Health and Human Services (HHS) indemnify it against risks associated with smallpox vaccine that it has and will have developed, manufactured, tested, labeled, packaged, stored, and distributed for the United States pursuant to Contract No. 200-2002-00004 (the Contract), awarded November 28, 2001. **************.

As an immediate consequence of recent bio-terrorist attacks on the United States, HHS awarded Acambis the Contract in order to ensure the availability of a sufficient stockpile of state-of-the-art smallpox vaccine (vaccinia virus in a vero substrate, known as ACAM 2000). Based on my findings that : (1) the vaccine serves as a significant bioterrorism countermeasure; (2) the Contract provides that the Government will not administer the vaccine to human subjects until I have approved a request for indemnification; and (3) for the reasons set forth below, the contract entails unusually hazardous risks for which insurance is unavailable at a reasonable cost, I further find that the use of an indemnification clause in the contract to cover the unusually hazardous risks defined below will facilitate the national defense.

In view of the uncertain and evolving state of product liability law with respect to vaccines in general, and the vaccinia vaccine in particular, I have concluded that the performance of the Contract under the circumstances will subject Acambis to the following unusually hazardous risks:

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I have considered the availability, cost and terms of private insurance to specifically cover these risks, as well as self-insurance and other insurance coverage Acambis currently maintains to cover all risks Acambis faces, and have concluded that adequate insurance to cover these unusually hazardous risks is not available to Acambis at a reasonable cost. Accordingly, the Government will not require, with respect to the Contract, that Acambis purchase or maintain insurance coverage as a condition for indemnity under FAR § 52.250-1(c). As a condition of the indemnification hereby authorized, however, Acambis shall: (1) submit claims arising out of or related to the unusually hazardous risks defined above to the appropriate insurance carriers, if any, and the Government shall have no liability to indemnify Acambis for covered losses or for any applicable deductibles under insurance policies issued to Acambis by such carriers; and (2) within a reasonable time after the effective date of the contract modification implementing this memorandum, submit to the Secretary of Homeland Security an application for the designation of ACAM 2000 as a qualified anti-terrorism technology under section 862(b) of the Homeland Security Act of 2002 (6 U.S.C. § 441(b)).

As a further condition of the indemnification hereby authorized, the Government retains the right to closely monitor any and all litigation of claims, including any and all dispute resolution proceedings or settlement discussions involving claims, and to assume control of such proceedings or discussions at any time. Acambis will fully cooperate with the Government’s efforts to effect such monitoring.

“Claim” or “claims” shall mean claims for relief of any sort relating to the unusually hazardous risks as defined above asserted in court, arbitration or other dispute resolution proceedings, and claims or demands presented to the Contractor without the institution of formal proceedings. Reference to “claims,” “losses,” or “damages” include all claims (as defined above), losses or damages that are identified on or after the date of this memorandum.

“Contractor” means Acambis Inc., its subsidiaries, divisions, and organizational units, and any of Acambis Inc.’s predecessor corporations, subsidiaries, divisions, an organizational units, including but not limited to Oravax, Inc.

“Indemnify” means to indemnify and hold harmless, subject to FAR § 52.250-1(f).

Legal fees and expenses incurred by Acambis Inc. are subject to indemnification to the extent that the Secretary determines these amounts to be just and reasonable.

In view of the foregoing and pursuant to the authority vested in me by Public Law 85-804 (50 U.S.C. §§ 1431-1435) and Executive Order 10789, as amended, I hereby authorize the Centers for Disease Control (CDC) to include the indemnification clause set forth at FAR § 52.250-1 in Contract No. 200-2002-00004, provided that the indemnification clause shall be so interpreted as to effectuate the policies set forth at FAR § 50.102.
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Should it become necessary in implementing this Memorandum of Decision to incorporate language into the Contract to clarify terms found in the indemnification clause, the contracting officer shall not include any such clarifying language without the prior approval of the Office of the General Counsel.

It is not possible to determine the actual or estimated cost to the government as the result of the use of this indemnification clause, inasmuch as the liability of the government, if any, will depend upon the occurrence of an incident within the definition of unusually hazardous risks.

The contractual documents executed pursuant to this authorization shall comply with this Memorandum of Decision, shall be substantially in the form attached hereto, and shall include indemnification as herein provided retroactive to the date of Acambis Inc.’s request for indemnification.

Tommy G. Thompson SEP 25 2003